                                                                EXHIBIT 10.36


          EXTENSION, MODIFICATION AND RATIFICATION OF LEASE

This Extension, Modification and Ratification of Lease ("Extension") is made and entered into, effective the 23rd day of March, 1998, between WOODLANDS OFFICE EQUITIES-'95 LIMITED, a Texas Limited Partnership successor in title to THE WOODLANDS CORPORATION (Lessor) and ENERGY BIOSYSTEMS CORPORATION (Lessee) for and in consideration of One Dollar ($1.00), and other good and valuable consideration

                           WITNESSETH:

1. Lessor and Lessee hereby confirm and ratify (as modified below) all of the terms, conditions and covenants in that certain Lease Agreement ("Lease") between parties dated May 24, 1993; Extension, Modification and Ratification of Lease dated January 27, 1994; Modification and Ratification of Lease dated March 28, 1996, under which Lessee has leased from Lessor approximately 32,857 square feet of net rentable area in that building located at 4200 Research Forest Drive, Suite 100, The Woodlands, Montgomery County, Texas ("Building").

2. Lessor and Lessee agree that the Term of the Lease Agreement shall be extended for Sixty (60) months changing the expiration date from October 31, 1998 to October 31, 2003 ("Extended Term").

3. Lessor and Lessee agree that beginning November 1, 1998, the Base Rent, as set out in Section 6 of the Lease Agreement, shall be increased by Two thousand seventy hundred thirty-eight and 11/100 dollars ($2,738.11) per month, so that the total Base Rent shall be Thirty three thousand six hundred seventy-eight and 42/100 dollars ($33,678.42) per month. Lessor and Lessee further agree that beginning November 1, 2001, the Base Rent shall be increased by Two thousand seven hundred thirty-eight and 11/100 dollars ($2,738.11) per month, so that the total Base Rent shall be Thirty six thousand four hundred sixteen and 53/100 dollars ($36,416.53) per month.

4. Lessor and Lessee agree that the Right of First Refusal described in paragraph 35 of the Lease will be deleted in its entirety and of no further use or effect.

        Signed this the 16th day of March, 1998, at The Woodlands, Texas.

LESSOR:                                               LESSEE

WOODLANDS OFFICE EQUITIES-'95 LIMITED                 ENERGY BIOSYSTEMS
By:  THE WOODLANDS COMMERCIAL PROPERTIES              CORPORATION
     COMPANY, L.P., a Texas limited
     Partnership
     Its General Partner
     By:  The Woodlands Operating Company, L.P.,
          a Texas Limited Partnership,
          Its Authorized Agent

By: /s/ Eric H. Wojner                                By: /s/ Paul G. Brown III
    --------------------------------------------          ---------------------
Name: Eric H. Wojner                                  Name: Paul G. Brown III
      -------------------------------------------          --------------------
Title: V.P. Investment Properties                     Title: V.P. Finance
      ------------------------------------------            -------------------